Exhibit 99.1

FOR IMMEDIATE RELEASE
October 24, 2022

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

Bethesda, MD - October 24, 2022 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended September 30, 2022.

THIRD QUARTER 2022 FINANCIAL HIGHLIGHTS
•$(2.01) comprehensive loss per common share, comprised of:
◦$(1.31) net loss per common share
◦$(0.70) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI
•$0.84 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit 1
◦Includes $0.23 per common share of dollar roll income associated with the Company's $20.3 billion average net long position in Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $0.03 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates
•$9.08 tangible net book value per common share as of September 30, 2022
◦Decreased $(2.35) per common share, or -20.6%, from $11.43 per common share as of June 30, 2022
•$0.36 dividends declared per common share for the third quarter
•-17.4% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $(2.35) decrease in tangible net book value per common share

AGNC Investment Corp.
October 24, 2022

OTHER THIRD QUARTER HIGHLIGHTS
•$61.5 billion investment portfolio as of September 30, 2022, comprised of:
◦$41.9 billion Agency MBS
◦$17.9 billion net TBA mortgage position
◦$1.7 billion credit risk transfer ("CRT") and non-Agency securities
•8.7x tangible net book value "at risk" leverage as of September 30, 2022
◦8.1x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled $3.6 billion as of September 30, 2022
◦Includes $0.8 billion at the Company’s captive broker-dealer, Bethesda Securities
◦Excludes unencumbered CRT and non-Agency securities
◦Represented approximately 54% of the Company’s tangible equity as of September 30, 2022, largely unchanged from June 30, 2022.
•7.0% average projected portfolio life CPR as of September 30, 2022
◦9.2% actual portfolio CPR for the quarter
•2.81% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization benefit
◦Excludes 10 bps of "catch-up" premium amortization benefit due to change in projected CPR estimates
•Capital markets activity
◦Issued 28.6 million common shares through ATM Offerings at an average offering price of $10.10 per share, net of offering costs, or $289 million
◦Issued $150 million of 7.75% Series G Fixed-Rate Reset preferred equity
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most comparable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"Broad-based weakness in the financial markets, and fixed income markets in particular, continued in the third quarter of 2022 as global macroeconomic and monetary policy uncertainty intensified," said Peter Federico, the Company’s President and Chief Executive Officer. "During these types of financial market downturns, especially those in which bond market liquidity is limited, U.S. Treasury and Agency mortgage-backed securities often initially experience more adverse valuation impacts, as these instruments are easiest for investors, including bond funds managing redemption activity, to convert to cash. This dynamic contributed to the underperformance of Agency MBS in the third quarter. As a result, mortgage spreads to benchmark interest rates increased to levels only experienced during the height of the Great Financial Crisis in 2008 and for just a few days in March 2020 as the Covid-19 pandemic threatened the financial markets.
"As we have noted in prior quarters, wider spreads, while negative for our book value in the short run, also provide correspondingly higher projected returns on a go-forward basis for our portfolio. At current valuation levels, Agency MBS are as attractive as they have been in AGNC’s nearly fifteen-year history. So, as difficult as this year has been, it is important not to lose sight of the unique opportunity that we believe is on the other side of this significant repricing event."

AGNC Investment Corp.
October 24, 2022

"AGNC continued to prioritize risk management in light of substantially elevated volatility and materially diminished liquidity across all fixed income markets in the third quarter," said Bernice Bell, the Company’s Executive Vice President and Chief Financial Officer. "AGNC maintained an average 'at risk' leverage ratio of 8.1x tangible net book value throughout the quarter and concluded the quarter with a hedge ratio of 118% of our funding liabilities. Our net spread and dollar roll income per common share, excluding ‘catch-up’ premium amortization, improved modestly to $0.84 per common share in the third quarter from $0.83 in the second quarter, which reflects the benefits of our asset repositioning and our significant hedge position."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of September 30, 2022, the Company's tangible net book value per common share was $9.08 per share, a decrease of -20.6% for the quarter compared to $11.43 per share as of June 30, 2022. The Company's tangible net book value per common share excludes $526 million, or $0.95 and $1.01 per share of goodwill as of September 30, 2022 and June 30, 2022, respectively.

INVESTMENT PORTFOLIO
As of September 30, 2022, the Company's investment portfolio totaled $61.5 billion, comprised of:
•$59.8 billion of Agency MBS and TBA securities, including:
◦$59.5 billion of fixed-rate securities, comprised of:
•$38.5 billion 30-year MBS,
•$17.9 billion 30-year TBA securities,
•$1.7 billion 15-year MBS, and
•$1.5 billion 20-year MBS; and
◦$0.3 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.7 billion of CRT and non-Agency securities.
As of September 30, 2022, 30-year and 15-year fixed-rate Agency MBS and TBA securities represented 92% and 3%, respectively, of the Company's investment portfolio, compared to 91% and 3%, respectively, as of June 30, 2022. The Company's TBA position is net of short TBA securities held as of the reporting date.
As of September 30, 2022, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 3.80%, compared to 3.58% as of June 30, 2022, comprised of the following weighted average coupons:
•3.85% for 30-year fixed-rate securities;
•3.25% for 15-year fixed rate securities; and
•2.49% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of September 30, 2022, such positions had a fair value of $17.9 billion and a GAAP net carrying value of $(1.2) billion reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $15.9 billion and $(0.1) billion, respectively, as of June 30, 2022.

AGNC Investment Corp.
October 24, 2022

CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of September 30, 2022 decreased to 7.0% from 7.2% as of June 30, 2022. The Company's weighted average CPR for the third quarter was of 9.2%, compared to 12.4% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 103.2% of par value as of September 30, 2022. The Company's investment portfolio generated net premium amortization cost of $(36) million, or $(0.07) per common share, for the third quarter, which includes a "catch-up" premium amortization benefit of $18 million, or $0.03 per common share, due to a decrease in the Company's CPR projections for certain securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $(127) thousand, or less than $(0.01) per common share, including a "catch-up" premium amortization benefit of $66 million, or $0.13 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 3.09% for the third quarter, unchanged from the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.94% for the third quarter, compared to 2.58% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the third quarter was 3.31%, compared to 2.88% for the prior quarter.
For the third quarter, the weighted average interest rate on the Company's repurchase agreements was 1.89%, compared to 0.74% for the prior quarter. For the third quarter, the Company’s TBA position had an implied financing cost of 1.80%, compared to a benefit of -0.04% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the third quarter was of 0.50%, compared to 0.18% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the third quarter was 2.81%, compared to 2.70% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the third quarter of $0.84 per common share, excluding $0.03 per common share of "catch-up" premium amortization benefit, compared to $0.83 per common share for the prior quarter, excluding 0.13 per common share of "catch-up" premium amortization benefit.
A reconciliation of the Company's total comprehensive income (loss) to net spread and dollar roll income, excluding "catch-up" premium amortization, and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
October 24, 2022

LEVERAGE
As of September 30, 2022, $39.1 billion of repurchase agreements, $19.1 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $1.2 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 8.7x as of September 30, 2022, compared to 7.4x as of June 30, 2022. The Company's average "at risk" leverage for the third quarter was 8.1x tangible net book value, compared to 7.8x for the prior quarter.
As of September 30, 2022, the Company's repurchase agreements had a weighted average interest rate of 2.85%, compared to 1.25% as of June 30, 2022, and a weighted average remaining maturity of 35 days, compared to 46 days as of June 30, 2022. As of September 30, 2022, $19.6 billion, or 50%, of the Company's repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of September 30, 2022, the Company's repurchase agreements had remaining maturities of:
•$37.6 billion of three months or less and
•$1.4 billion from six to twelve months.

HEDGING ACTIVITIES
As of September 30, 2022, interest rate swaps, swaptions and U.S. Treasury positions equaled 118% of the Company's outstanding balance of repurchase agreements, TBA position and other debt, compared to 126% as of June 30, 2022.
As of September 30, 2022, the Company's interest rate swap position totaled $47.1 billion in notional amount, compared to $49.9 billion as of June 30, 2022. As of September 30, 2022, the Company's interest rate swap portfolio had an average fixed pay rate of 0.21%, an average receive rate of 3.00% and an average maturity of 3.5 years, compared to 0.28%, 1.51% and 3.9 years, respectively, as of June 30, 2022. As of September 30, 2022, 80% and 20% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively.
As of September 30, 2022, the Company had payer swaptions outstanding totaling $3.4 billion, compared to $6.8 billion as of June 30, 2022, zero receiver swaptions outstanding, compared to $0.2 billion as of June 30, 2022, and net short U.S. Treasury positions outstanding totaling $18.4 billion, compared to $15.9 billion as of June 30, 2022.

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net loss of $(824) million in other gain (loss), net, or $(1.56) per common share, compared to a net loss of $(729) million, or $(1.39) per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:
•$(560) million of net realized losses on sales of investment securities;

AGNC Investment Corp.
October 24, 2022

•$(1,738) million of net unrealized losses on investment securities measured at fair value through net income;
•$211 million of interest rate swap periodic income;
•$1,253 million of net gains on interest rate swaps;
•$194 million of net gains on interest rate swaptions;
•$1,012 million of net gains on U.S. Treasury positions;
•$119 million of TBA dollar roll income;
•$(1,311) million of net mark-to-market losses on TBA securities; and
•$(4) million of other miscellaneous losses.

OTHER COMPREHENSIVE LOSS
During the third quarter, the Company recorded other comprehensive loss of $(372) million, or $(0.70) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to $(245) million, or $(0.47) per common share, of other comprehensive loss for the prior quarter.
COMMON STOCK DIVIDENDS
During the third quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of July 29, August 31, and September 30, 2022, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the third quarter of 2022, the Company has declared a total of $11.8 billion in common stock dividends, or $45.40 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 24, 2022

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $37,886, $40,107, $43,261, $47,601 and $46,741, respectively)	$41,740	$43,459	$47,214	$52,396	$53,517
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	149	167	184	208	226
Credit risk transfer securities, at fair value (including pledged securities of $815, $629, $471, $510 and $534, respectively)	860	894	885	974	1,072
Non-Agency securities, at fair value (including pledged securities of $775, $643, $466, $571 and $380, respectively)	869	881	804	843	578
U.S. Treasury securities, at fair value (including pledged securities of $1,213, $1,882, $684, $471 and $645, respectively)	1,213	1,882	684	471	645
Cash and cash equivalents	976	906	1,004	998	981
Restricted cash	2,186	1,333	1,087	527	464
Derivative assets, at fair value	851	536	647	317	402
Receivable for investment securities sold (including pledged securities of $1,163, $1,907, $2,160, $0 and $252, respectively)	1,169	2,006	2,317	—	272
Receivable under reverse repurchase agreements	7,577	8,438	10,645	10,475	9,617
Goodwill	526	526	526	526	526
Other assets	408	212	397	414	505
Total assets	$58,524	$61,240	$66,394	$68,149	$68,805
Liabilities:
Repurchase agreements	$40,306	$43,153	$44,715	$47,381	$46,532
Debt of consolidated variable interest entities, at fair value	98	107	116	126	134
Payable for investment securities purchased	1,279	547	857	80	1,821
Derivative liabilities, at fair value	1,221	237	668	86	178
Dividends payable	92	88	88	88	88
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	7,469	8,265	10,277	9,697	8,896
Accounts payable and other liabilities	837	803	743	400	477
Total liabilities	51,302	53,200	57,464	57,858	58,126
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,688, $1,538, $1,538, $1,538 and $1,538	1,634	1,489	1,489	1,489	1,489
Common stock - $0.01 par value; 551.3, 522.7, 523.3, 522.2 and 524.9 shares issued and outstanding, respectively	6	5	5	5	5
Additional paid-in capital	13,999	13,707	13,704	13,710	13,747
Retained deficit	(7,610)	(6,726)	(6,078)	(5,214)	(4,973)
Accumulated other comprehensive income (loss)	(807)	(435)	(190)	301	411
Total stockholders' equity	7,222	8,040	8,930	10,291	10,679
Total liabilities and stockholders' equity	$58,524	$61,240	$66,394	$68,149	$68,805

Tangible net book value per common share [1]	$9.08	$11.43	$13.12	$15.75	$16.41

AGNC Investment Corp.
October 24, 2022

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest income:
Interest income	$373	$395	$475	$262	$293
Interest expense	196	80	27	15	14
Net interest income	177	315	448	247	279
Other loss, net:
Realized loss on sale of investment securities, net	(560)	(946)	(342)	(64)	(5)
Unrealized loss on investment securities measured at fair value through net income, net	(1,738)	(987)	(2,532)	(378)	(141)
Gain on derivative instruments and other securities, net	1,474	1,204	1,796	188	101
Total other loss, net	(824)	(729)	(1,078)	(254)	(45)
Expenses:
Compensation and benefits	11	12	13	12	14
Other operating expense	8	8	8	8	8
Total operating expense	19	20	21	20	22
Net income (loss)	(666)	(434)	(651)	(27)	212
Dividend on preferred stock	26	25	25	25	25
Net income (loss) available (attributable) to common stockholders	$(692)	$(459)	$(676)	$(52)	$187

Net income (loss)	$(666)	$(434)	$(651)	$(27)	$212
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(372)	(245)	(491)	(110)	6
Comprehensive Income (loss)	(1,038)	(679)	(1,142)	(137)	218
Dividend on preferred stock	26	25	25	25	25
Comprehensive income (loss) available (attributable) to common stockholders	$(1,064)	$(704)	$(1,167)	$(162)	$193

Weighted average number of common shares outstanding - basic	528.7	526.2	524.3	525.5	526.7
Weighted average number of common shares outstanding - diluted	528.7	526.2	524.3	525.5	528.6
Net income (loss) per common share - basic	$(1.31)	$(0.87)	$(1.29)	$(0.10)	$0.36
Net income (loss) per common share - diluted	$(1.31)	$(0.87)	$(1.29)	$(0.10)	$0.35
Comprehensive income (loss) per common share - basic	$(2.01)	$(1.34)	$(2.23)	$(0.31)	$0.37
Comprehensive income (loss) per common share - diluted	$(2.01)	$(1.34)	$(2.23)	$(0.31)	$0.37
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
October 24, 2022

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Comprehensive income (loss) available (attributable) to common stockholders	$(1,064)	$(704)	$(1,167)	$(162)	$193
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized loss on sale of investment securities, net	560	946	342	64	5
Unrealized loss on investment securities measured at fair value through net income, net	1,738	987	2,532	378	141
Gain on derivative instruments and other securities, net	(1,474)	(1,204)	(1,796)	(188)	(101)
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	372	245	491	110	(6)
Other adjustments
TBA dollar roll income [3,4]	119	182	152	165	175
Interest rate swap periodic income (cost) [3,8]	211	49	(18)	(16)	(13)
Net spread and dollar roll income available to common stockholders	462	501	536	351	394
Estimated "catch up" premium amortization cost (benefit) due to change in CPR forecast [11]	(18)	(66)	(159)	44	2
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$444	$435	$377	$395	$396

Weighted average number of common shares outstanding - basic	528.7	526.2	524.3	525.5	526.7
Weighted average number of common shares outstanding - diluted	529.8	527.1	525.7	527.6	528.6
Net spread and dollar roll income per common share - basic	$0.87	$0.95	$1.02	$0.67	$0.75
Net spread and dollar roll income per common share - diluted	$0.87	$0.95	$1.02	$0.67	$0.75
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.84	$0.83	$0.72	$0.75	$0.75
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.84	$0.83	$0.72	$0.75	$0.75

AGNC Investment Corp.
October 24, 2022

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net income/(loss)	$(666)	$(434)	$(651)	$(27)	$212
Book to tax differences:
Premium amortization, net	(15)	(78)	(176)	13	(45)
Realized gain/loss, net	(1,454)	(1,210)	(2,365)	(570)	(342)
Net capital loss/(utilization of net capital loss carryforward)	353	1,666	868	—	(141)
Unrealized (gain)/loss, net	2,034	78	2,294	373	358
Other	(2)	—	(13)	—	3
Total book to tax differences	916	456	608	(184)	(167)
REIT taxable income (loss)	250	22	(43)	(211)	45
REIT taxable income attributed to preferred stock	76	—	—	—	—
REIT taxable income (loss), attributed to common stock	$174	$22	$(43)	$(211)	$45
Weighted average common shares outstanding - basic	528.7	526.2	524.3	525.5	526.7
Weighted average common shares outstanding - diluted	529.8	527.1	524.3	525.5	528.6
REIT taxable income (loss) per common share - basic	$0.33	$0.04	$(0.08)	$(0.40)	$0.09
REIT taxable income (loss) per common share - diluted	$0.33	$0.04	$(0.08)	$(0.40)	$0.09

Beginning net capital loss carryforward	$2,534	$868	$—	$—	$141
Increase (decrease) in net capital loss carryforward	353	1,666	868	—	(141)
Ending net capital loss carryforward	$2,887	$2,534	$868	$—	$—
Ending net capital loss carryforward per common share	$5.24	$4.85	$1.66	$—	$—

AGNC Investment Corp.
October 24, 2022

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$373	$395	$475	$262	$293
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(18)	(66)	(159)	44	2
TBA dollar roll income - implied interest income [3,6]	213	180	123	131	142
Economic interest income, excluding "catch-up" premium amortization	568	509	439	437	437
Economic interest (expense) benefit:
Repurchase agreements and other debt - GAAP interest expense	(196)	(80)	(27)	(15)	(14)
TBA dollar roll income - implied interest (expense) benefit [3,5]	(94)	2	29	34	33
Interest rate swap periodic (cost) income, net [3,8]	211	49	(18)	(16)	(13)
Economic interest (expense) benefit	(79)	(29)	(16)	3	6
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$489	$480	$423	$440	$443

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.09%	3.09%	3.55%	1.98%	2.30%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(0.15)%	(0.51)%	(1.19)%	0.33%	0.02%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.94%	2.58%	2.36%	2.31%	2.32%
TBA securities - average implied asset yield [6]	4.18%	3.66%	2.09%	1.80%	1.88%
Average asset yield, excluding "catch-up" premium amortization [7]	3.31%	2.88%	2.28%	2.13%	2.16%
Average total cost (benefit) of funds:
Repurchase agreements and other debt - average funding cost	1.89%	0.74%	0.23%	0.12%	0.12%
TBA securities - average implied funding cost (benefit) [5]	1.80%	(0.04)%	(0.49)%	(0.46)%	(0.42)%
Average cost (benefit) of funds, before interest rate swap periodic cost (income), net [7]	1.86%	0.49%	(0.01)%	(0.10)%	(0.10)%
Interest rate swap periodic cost (income), net [10]	(1.36)%	(0.31)%	0.10%	0.08%	0.07%
Average total cost (benefit) of funds [9]	0.50%	0.18%	0.09%	(0.02)%	(0.03)%
Average net interest spread, excluding "catch-up" premium amortization	2.81%	2.70%	2.19%	2.15%	2.19%

AGNC Investment Corp.
October 24, 2022

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$41,578	$43,382	$47,124	$52,289	$53,395
Other Agency MBS, at fair value - as of period end	$311	$244	$274	$315	$348
Credit risk transfer securities, at fair value - as of period end	$860	$894	$885	$974	$1,072
Non-Agency MBS, at fair value - as of period end	$869	$881	$804	$843	$578
Total investment securities, at fair value - as of period end	$43,618	$45,401	$49,087	$54,421	$55,393
Total investment securities, at cost - as of period end	$49,162	$48,862	$51,316	$53,628	$54,112
Total investment securities, at par - as of period end	$47,646	$47,347	$49,511	$51,878	$52,223
Average investment securities, at cost	$48,362	$51,089	$53,535	$53,057	$50,866
Average investment securities, at par	$46,863	$49,453	$51,749	$51,262	$49,077
TBA securities: [20]
Net TBA portfolio - as of period end, at fair value	$17,902	$15,893	$19,543	$27,578	$28,741
Net TBA portfolio - as of period end, at cost	$19,116	$16,001	$20,152	$27,622	$28,912
Net TBA portfolio - as of period end, carrying value	$(1,214)	$(108)	$(609)	$(44)	$(171)
Average net TBA portfolio, at cost	$20,331	$19,653	$23,605	$29,014	$30,312
Average repurchase agreements and other debt [13]	$40,530	$42,997	$46,570	$46,999	$45,847
Average stockholders' equity [14]	$8,040	$8,525	$9,545	$10,499	$10,638
Tangible net book value per common share [1]	$9.08	$11.43	$13.12	$15.75	$16.41
Tangible net book value "at risk" leverage - average [15]	8.1:1	7.8:1	7.8:1	7.6:1	7.5:1
Tangible net book value "at risk" leverage - as of period end [16]	8.7:1	7.4:1	7.5:1	7.7:1	7.5:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.49%	3.19%	3.07%	3.12%	3.25%
Average asset yield	3.09%	3.09%	3.55%	1.98%	2.30%
Average asset yield, excluding "catch-up" premium amortization	2.94%	2.58%	2.36%	2.31%	2.32%
Average coupon - as of period end	3.63%	3.35%	3.13%	3.08%	3.15%
Average asset yield - as of period end	3.14%	2.85%	2.56%	2.43%	2.48%
Average actual CPR for securities held during the period	9.2%	12.4%	14.5%	18.6%	22.5%
Average forecasted CPR - as of period end	7.0%	7.2%	7.9%	10.9%	10.7%
Total premium amortization (cost) benefit, net	$(36)	$—	$78	$(138)	$(106)
TBA securities:
Average coupon - as of period end [17]	4.30%	4.35%	3.25%	2.47%	2.41%
Average implied asset yield [6]	4.18%	3.66%	2.09%	1.80%	1.88%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	3.31%	2.88%	2.28%	2.13%	2.16%
Cost of funds:
Repurchase agreements - average funding cost	1.89%	0.74%	0.23%	0.12%	0.12%
TBA securities - average implied funding cost (benefit) [5]	1.80%	(0.04)%	(0.49)%	(0.46)%	(0.42)%
Interest rate swaps - average periodic (income) expense, net [10]	(1.36)%	(0.31)%	0.10%	0.08%	0.07%
Average total cost (benefit) of funds, inclusive of TBAs and interest rate swap periodic (income) expense, net [7,9]	0.50%	0.18%	0.09%	(0.02)%	(0.03)%
Repurchase agreements - average funding cost as of period end	2.85%	1.25%	0.37%	0.15%	0.12%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	(2.79)%	(1.23)%	(0.04)%	0.15%	0.12%
Net interest spread:
Combined investment and TBA securities average net interest spread	2.91%	3.07%	3.01%	1.93%	2.17%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.81%	2.70%	2.19%	2.15%	2.19%
Expenses % of average stockholders' equity - annualized	0.95%	0.94%	0.88%	0.76%	0.83%
Economic return (loss) on tangible common equity - unannualized [19]	(17.4)%	(10.1)%	(14.4)%	(1.8)%	2.3%

AGNC Investment Corp.
October 24, 2022

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities (at cost)).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
20.Includes net TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 25, 2022 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
October 24, 2022

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2022 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 25, 2022. In addition, there will be a phone recording available one hour after the call on October 25, 2022 through November 1, 2022. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 8033374.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense", "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."

AGNC Investment Corp.
October 24, 2022

Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures) and (ii) include interest rate swap periodic income/cost and TBA dollar roll income. As defined, net spread and dollar roll income available to common stockholders represents net interest income (GAAP measure) adjusted to include TBA dollar roll income and interest rate swap periodic income/cost, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure). Net spread and dollar roll income, excluding 'catch-up' premium amortization, available to common stockholders further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of net spread and dollar roll income, excluding "catch-up" premium amortization, the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income (loss), the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

AGNC Investment Corp.
October 24, 2022

A reconciliation of GAAP comprehensive income (loss) to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.